EXHIBIT 10

February 12, 1997


COMPOSITE BOND & STOCK FUND INC
601 W MAIN AVE STE 801
SPOKANE WA  99201-0694

Gentlemen:

We hereby consent to the use of our written opinion dated February 12, 1997, upon the validity of the organization of Composite Bond & Stock Fund, Inc., and upon the designation of authorized capital stock of said company in the Articles of Incorporation as an exhibit to the amendments to the Registration Statement now being filed with the Securities and Exchange Commission and any Prospectus relating to the proposed offer and sale of the capital stock of the corporation.

Very truly yours,

PAINE, HAMBLEN, COFFIN,
  BROOKE & MILLER LLP

/s/ Lawrence R. Small
Lawrence R. Small

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                                   EXHIBIT 10

February 12, 1997


Composite Bond &
     Stock Fund, Inc.
601 W. Main Avenue
Spokane, WA  99201

Gentlemen:

In connection with Post-Effective Amendment No. 66 to the Registration Statement now being filed by your company with the Securities and Exchange Commission relating to an offering of shares of common stock, we certify that, as attorneys for this corporation, we have examined the corporate proceedings relating to its incorporation, the Bylaws, the Distributor and Management Contracts, and such other matters and documents as we deem necessary. It is our opinion that:

(a) Composite Bond and Stock Fund, Inc. is a corporation duly incorporated and existing under the laws of the State of Washington, with authorized capital stock in the aggregate amount of $150,000.00 consisting of 300,000,000 shares of common stock with 200,000,000 shares denominated as Class A and 100,000,000 shares denominated as Class B; the par value is $.0005 per share with all shares having equal voting rights.

(b) All of the 300,000,000 shares have been validly and legally authorized to be issued by proper corporate action and in conformity with the laws of the State of Washington applicable thereto. Such authorized shares, upon their issuance, will be for proceeds to the company of not less than the net asset value of such shares at the time of sale after adjusting to the nearer full cent, and will be fully paid and nonassessable.

Very truly yours,

PAINE, HAMBLEN, COFFIN,
  BROOKE & MILLER
/s/ Lawrence R. Small
Lawrence R. Small